UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 23, 2018

Long Blockchain Corp.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-37808	47-2624098
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21-1 Dubon Court, Farmingdale, NY	11735
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 542-2832

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Holdco under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 23, 2018, the Board of Directors (“Board”) of Long Blockchain Corp. (the “Company”) appointed Ms. Loretta Joseph as a Class 2 director to fill a vacancy on the Board. Ms. Joseph is deemed to be an independent director under the Nasdaq listing rules.

As a non-employee director of the Company, Ms. Joseph will receive an annual cash fee of $30,000 and an annual award of $35,000 in shares of the Company’s Common Stock valued as of December 31st of each year. In addition, the Company will enter into an indemnification agreement with Ms. Joseph, pursuant to which the Company will indemnify, and advance expenses to, Ms. Joseph to the fullest extent permitted by applicable law. The foregoing description of the indemnification is qualified by reference to the full text of the agreement, which is attached as Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on June 2, 2015 and is incorporated herein by reference.

Item 9.01	Financial Statements, Pro Forma Financial Information, and Exhibits

(d) Exhibits

Exhibit	Description

99.1	Press Release dated February 28, 2018

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 28, 2018	LONG BLOCKCHAIN CORP.

	By:	/s/ Shamyl Malik
Shamyl Malik
Chief Executive Officer

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